UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

MASIMO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Parker Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 297-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 2, 2010. At the meeting, a total of 54,459,088 shares, or 90.7%, of the Common Stock issued and outstanding as of the record date, were represented in person or by proxy. At the meeting, the Company’s stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2010.

Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	A proposal to elect each of the following two individuals to serve as Class III members of the Company’s Board of Directors until the Company’s 2013 Annual Meeting of Stockholders or until his successor is duly elected:

Name	For	Withheld	Broker Non-Vote
Joe Kiani	46,991,352	914,264	6,553,472
Jack Lasersohn	44,867,024	3,038,592	6,553,472

2.	A proposal to ratify the selection by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent auditors for the Company’s fiscal year ending January 1, 2011.

For	Against	Abstained	Broker Non-Vote
54,437,463	14,658	6,967	0

Pursuant to the foregoing votes, the two nominees listed above were elected to serve on the Company’s Board of Directors and Grant Thornton LLP was ratified as the Company’s independent auditors for the 2010 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION a Delaware corporation

Date: June 4, 2010	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)